Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                     Under
                           The Securities Act of 1933

                             AMC Entertainment Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                       43-1304369
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                     Identification Number)

               106 West 14th Street, Kansas City, Missouri 64105
               -------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

          AMC Entertainment Inc. 1999 Stock Option and Incentive Plan
          -----------------------------------------------------------
                              (Full Title of Plan)

                                 Peter C. Brown
                              106 West 14th Street
                                 P.O Box 219615
                Kansas City, Missouri 64121-9615 (816) 221-4000
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             Raymond F. Beagle, Jr.
                              Lathrop & Gage L.C.
                        2345 Grand Boulevard, Suite 2800
                          Kansas City, Missouri 64108
                                 (816) 460-5823

                        Calculation of Registration Fee

 Title of                      Proposed            Proposed
Securities       Amount         Maximum             Maximum           Amount
  to be           to be       Offering Price       Aggregate        Registration
Registered      Registered     Per Share(1)     Offering Price(1)       Fee
----------      ----------     ------------     -----------------       ---
Common Stock
66 2/3% par  2,100,000 shares    $9.40625         $19,753,125         $5,215
value

1 The maximum offering price is estimated to be $9.40625 per share pursuant to Rule 457(h)(1) and 457(c) solely for the purpose of calculating the registration fee, which amount represents the average of the high and low prices of the Registrant's common stock reported on the AMEX composite tape on December 7, 1999.


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

                                    Part II

               Information Required In The Registration Statement

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Securities and Exchange Commission (the" Commission") are incorporated herein by reference and hereby made a part hereof:

        (a) The Registrant's annual report on Form 10-K for the fiscal year ended April 1, 1999.

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since April 1, 1999.

        (c) The description of the Registrant's Common Stock contained in Registrant's Form 8-A filed August 18, 1983 (File no. 0-12429).

        (d) All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates all of the securities offered hereby have been sold or that deregisters all securities then remaining unsold.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Lathrop & Gage L.C., Kansas City, Missouri. Raymond F. Beagle, Jr., a member of Lathrop & Gage L.C., is general counsel of the Registrant and a voting trustee of the Durwood Voting Trust, which is the record holder of all the Registrant's outstanding Class B stock.

Item 6. Indemnification of Directors and Officers.

        AMC  Entertainment  Inc.  ("AMCE") is  incorporated  in Delaware.  Under
        Section 145 of the Delaware General Corporation Law, a corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit, or proceeding. AMCE's Certificate of Incorporation requires indemnification of directors and officers to the full extent permitted by the Delaware General Corporation Law and provides that, in any action by a claimant, AMCE shall bear the burden of proof that the claimant is not entitled to indemnification.

        Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of AMCE contains the provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

        Section 3.6 of AMCE's 1999 Stock Option and Incentive Plan (the "Plan") provides that service on AMCE's Compensation Committee constitutes service as a director of AMCE so that members of the Compensation Committee, who are charged with the administration of the Plan, are entitled to indemnification and reimbursement as directors pursuant to AMCE's Certificate of Incorporation, Bylaws or any agreements between AMCE and its directors providing for indemnification.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        4.1  -  Amended  and  Restated   Certificate  of  Incorporation  of  AMC
                Entertainment Inc. (1)

        4.2  -  Bylaws of AMC Entertainment Inc. (2)

        4.3 - AMC Entertainment Inc. 1999 Stock Option and Incentive Plan, as amended.

        5.1 - Opinion of Lathrop & Gage L.C. as to the validity of the stock being issued.

        23.1 - Consent of Lathrop & Gage L.C. to the use of their opinion filed as Exhibit 5.1 (included in Exhibit 5.1).

        23.2 -  Consent of PricewaterhouseCoopers, LLP.

        24.1 - Power of Attorney (included elsewhere in the Registration Statement).


                (1) Previously filed as Exhibit 3.1 to Registrant's Form 10-Q (File no. 1-8747) for the quarter ended January 1, 1998 and incorporated herein by reference.

                (2) Previously filed as Exhibit 3.3 to Registrant's Form 10-Q (File no. 0-12429) for the quarter ended December 26, 1996 and incorporated herein by reference.


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

Item 9. Undertakings.

         1.     Rule 415 Offering.

                The undersigned Registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i)    to  include  any  prospectus   required  by  Section
                            10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     provided, however, that paragraphs 1.(a)(i) and 1.(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2.     Filings  Incorporating  Subsequent  Exchange  Act  Documents  by
                Reference.

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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

         3.     Indemnification Matters.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in Kansas City, Missouri on this 10th day of December, 1999.

                                   AMC ENTERTAINMENT INC.

                                   By /s/ Peter C. Brown
                                          Peter C. Brown
                                          Chairman of the Board, Chief Executive
                                          Officer  & President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated below. By so signing, each person whose signature appears below this Registration Statement on Form S-8 in his or her capacity as a director or officer, or both, as the case may be, of the Registrant does hereby severally constitute and appoint Peter C. Brown and Craig R. Ramsey, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with the full power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, any and all pre-effective and post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date: December 10, 1999                /s/ Peter C. Brown
                                       -----------------------------------------
                                       Peter C. Brown, Chairman of the Board,
                                       Chairman of the Board, President,
                                       Chief Executive Officer and Director


Date: December 10, 1999                 /s/ Charles J. Egan, Jr.
                                       -----------------------------------------
                                        Charles J. Egan, Jr., Director


Date: December 10, 1999                /s/ W. Thomas Grant II
                                       -----------------------------------------
                                       W. Thomas Grant II, Director


Date: December 10, 1999
                                       -----------------------------------------
                                       Charles S. Paul, Director

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

Date: December 10 , 1999               /s/ Paul E. Vardeman
                                       -----------------------------------------
                                       Paul E. Vardeman, Director


Date: December 10, 1999                /s/ Craig R. Ramsey
                                       -----------------------------------------
                                       Craig R. Ramsey, Senior Vice President,
                                       Finance and Chief Accounting Officer

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